EXHIBIT 5.01


                   [Wachtell, Lipton, Rosen & Katz Letterhead]









                                               ___________ __, 1999


KBW, Inc.
Two World Trade Center, 85th Floor
New York, New York  10048

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-1 (Registration No. 333-61495), as amended, filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration of ___________ shares of common stock, par value $0.01 per share (the "Shares"), of KBW, Inc. (the "Company") under the Securities Act of 1933, as amended, for sale in your initial public offering (the "Offering"). The Shares consist of _________ shares to be sold by you in the Offering and __________ shares to be sold be certain selling stockholders of the Company in the Offering. In connection with the Offering, you have requested our opinion with respect to the following matters.

                  In connection with the delivery of this opinion, we have examined originals or copies of the Certificate of Incorporation and the Amended and Restated By-Laws of the Company as set forth as exhibits to the Registration Statement, the Registration Statement, certain resolutions adopted or to be adopted by the Board of Directors, the form of stock certificate representing the Shares and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken,

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KBW, Inc.
__________ __, 1999
Page 2


by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

                  Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

                  We consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,